UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SEMLER SCIENTIFIC, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Appointment of Proxy Solicitor - Updated Disclosures

On August 19, 2025, Semler Scientific, Inc., or Semler Scientific, revised its engagement with Alliance Advisors LLC, or Alliance Advisors, to contemplate additional assistance with solicitation of proxies from retail investors for the upcoming 2025 annual meeting of stockholders. Alliance Advisors may solicit proxies by telephone, email, or mail. Semler Scientific has agreed to pay Alliance Advisors an aggregate fee of up to $45,000, plus additional fees and expenses, for its services, and Semler Scientific will bear all proxy solicitation costs.

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